EXHIBIT 99.1

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MOLSON COORS TO COMBINE EUROPEAN BUSINESSES

New European Organization to Create More Efficient, Market-Focused Team

Hunter Named CEO of Europe; Glendinning CEO of Canada as Perkins Announces Retirement

White Elevated to Chief Supply Chain Officer; Wade Retires

Denver, Colo., and Montreal, Quebec (October 1, 2012)—Global brewer Molson Coors today announced the formation of a new business segment, Molson Coors Europe, by combining its existing businesses in the UK and Ireland with its recently-acquired business in nine Central European countries, effective January 1, 2013.  Headquartered in Prague, Molson Coors Europe will comprise approximately 23.6 million hectoliters of volume and $2.3 billion of net sales revenue on a pro forma US GAAP basis for 2011.  These figures represent approximately 38% of Molson Coors Brewing Company’s 2011 pro forma worldwide beer volume and 30% of global net sales revenue.

“This move makes us a stronger competitor,” said Peter Swinburn, CEO, Molson Coors.  “It allows us to use our go-to-market resources more effectively in the region and promotes better sharing of commercial best practice and marketing expertise. With a larger European footprint, we’ll be able to negotiate better terms with suppliers, improve processes and integrate systems to increase efficiencies.”

Mark Hunter, currently CEO, Molson Coors Central Europe, has been named CEO of the new business.  Prior to his current assignment, Hunter served as CEO, UK and Ireland and as Chief Commercial Officer for Molson Coors Canada.  He has also served on the board of Bass Brewers as Marketing Director and on the board of Coors Brewers Ltd.

“Mark has gained deep insight into the Central Europe business and he brings extensive first-hand experience with the UK and Ireland to his new, expanded role,” noted Swinburn.

Stewart Glendinning, now CEO, UK and Ireland, will become CEO, Molson Coors Canada upon the retirement of current CEO Dave Perkins at the end of January, 2013. Prior to taking the helm in the UK, Glendinning was Global Chief Financial Officer. Before joining Molson Coors in 2005, he worked with KPMG and then The Hackett Group, both professional services companies where he held senior roles.

“Thanks to his years in the North American beer business, and as a member of the MillerCoors board of directors, Stewart brings the right combination of brand-building expertise and senior leadership experience to head-up our highly-successful Canadian team,” according to Swinburn.

Dave Perkins, CEO, Molson Coors Canada, has announced plans to retire after more than 30 years in the beer business.  Prior to his current position, Perkins served as President, Global Brands and Market Development where he was responsible for the growth and expansion of the company’s business and brand portfolio in global markets. In this role, he led business operations in Asia, Europe, Mexico and the Caribbean. Before the merger with Adolph

Coors Company, he served as Chief Market Development Officer for Molson Canada, and previously held the dual role of President of Molson USA and President of Market Development for Molson, Inc. in North America.

“It is fitting that Dave retires from the top job in Canada after spending so many successful years building the Molson brands as well as the lasting relationship between the Molson and Coors companies,” said Swinburn. “Dave’s achievements are too numerous to count—he’s a true beer champion and an outstanding business leader.”

In other leadership news, Celso White has been promoted to Global Chief Supply Chain Officer, following an announcement by Greg Wade to retire from this position at the end of 2012. White joined Molson Coors in September 2010 as Chief Supply Chain Officer for the international business, where he played a key role in the company’s emerging market growth strategy, leading expansions into China, India, Ukraine and Spain. Prior to Molson Coors, White spent five years as vice president and general manager with PepsiCo, Inc.’s Americas Concentrate Operations where he led all aspects of operations and supply chain for PepsiCo Concentrate throughout the Americas.  White also brings R&D and process engineering experience from Campbell Soup Company and M&M/Mars, Inc.

“Celso is a dynamic leader with strong strategic, technical and leadership skills,” remarked Swinburn.  “He brings a wealth of experience and a strong track record of performance in global markets that will help drive our growth strategy for many years to come.”

During his 12 years with Molson and Molson Coors, Greg Wade served in a number of senior positions including R&D, quality and operations, and he most recently led the global supply chain function as a member of the Executive Leadership Team.  Prior to Molson Coors, Greg spent more than 20 years at Campbell Soup Company in leadership roles in R&D, quality and product development.

“Greg has been an invaluable member of the Molson Coors leadership team.  His vast knowledge of both the operational and commercial side of our business helped deliver unprecedented levels of innovation and aggressive savings during his tenure,” noted Swinburn. “If you ask Greg to do something, consider it done, and brilliantly executed.”

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Overview of Molson Coors

Molson Coors Brewing Company is one of the world’s largest brewers. The Company’s operating segments include Canada, the United States, Central Europe, the United Kingdom, and Molson Coors International (MCI). The Company has a diverse portfolio of owned and partner brands, including signature brands Coors Light, Molson Canadian, Staropramen and Carling. Molson Coors is listed on the 2011 Dow Jones Sustainability Index (DJSI), the most recognized global benchmark of sustainability among global corporations. For more information on Molson Coors Brewing Company, visit the company’s web site, www.molsoncoors.com.

Forward-Looking Statements

This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” expect,” intend,” anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, our ability to successfully integrate StarBev, retain key employees and achieve planned cost synergies; pension plan costs; availability or increase in the cost of packaging materials; our ability to maintain manufacturer/distribution agreements; impact of competitive pricing and product pressures; our ability to implement our strategic initiatives, including executing and realizing cost savings; changes in legal and regulatory requirements, including the regulation of distribution systems; increase in the cost of commodities used in the business; our ability to maintain brand image, reputation and product quality; our ability to maintain good labor relations; changes in our supply chain system; additional impairment charges; the impact of climate change and the availability and quality of water; the ability of MillerCoors to integrate operations and technologies; lack of full-control over the operations of MillerCoors; the ability of MillerCoors to maintain good relationships with its distributors; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year-ended December 31, 2011, which are available from the SEC. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.